As filed with the Securities and Exchange Commission on February 5, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kirby Corporation
(Exact name of the Registrant as specified in its charter)

Nevada	74-1884980
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

55 Waugh Drive, Suite 1000
Houston, Texas 77007
(713) 435-1000

(Address and telephone number of the Registrant’s principal executive offices)

David W. Grzebinski
President and Chief Executive Officer
55 Waugh Drive, Suite 1000
Houston, Texas 77007
(713) 435-1000
(Name, address and telephone number of agent for service)

Copy to:
 Edward S. Best
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(2)	(3)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.
(2)	Omitted pursuant to General Instruction II.E of Form S-3. The proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

PROSPECTUS

Kirby Corporation

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors in any supplement to this prospectus and in any documents that we incorporate by reference in this prospectus.

The date of this prospectus is February 5, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may offer the debt securities covered by this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the debt securities we may offer. Each time we offer debt securities pursuant to this prospectus, we will provide a prospectus supplement, if required, that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before you invest in our debt securities.

You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of debt securities. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus, applicable prospectus supplements, or related free writing prospectuses that we may authorize to be provided to you, or the documents incorporated by reference in the foregoing, may contain summaries of certain agreements or other documents (or portions thereof), but reference is in all cases made to the actual complete agreements or documents, and all such summaries are qualified in their entirety by the actual agreements or documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to the terms “the Company,” “we,” “our,” “us,” or other similar terms means Kirby Corporation and its subsidiaries.

ABOUT KIRBY CORPORATION

This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our debt securities. You should read the entire prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated therein by reference carefully, including the “Risk Factors” sections and the financial statements and the notes thereto, before making an investment decision.

We are the nation’s largest domestic tank barge operator, transporting bulk liquid products throughout the Mississippi River System, on the Gulf Intracoastal Waterway, coastwise along all three United States coasts, and in Alaska and Hawaii. We transport petrochemicals, black oil, refined petroleum products and agricultural chemicals by tank barge. We also operate five offshore dry-bulk barges, five offshore tugboats and one docking tugboat transporting dry-bulk commodities in the United States coastal trade. Through our distribution and services segment, we provide after-market service and parts for engines, transmissions, reduction gears, and related equipment used in oilfield services, marine, power generation, on-highway, and other industrial applications. We also rent equipment including generators, fork lifts, pumps, and compressors for use in a variety of industrial markets, and manufacture and remanufacture oilfield service equipment, including pressure pumping units, for land-based oilfield service customers.

Our common stock is traded on the New York Stock Exchange under the symbol “KEX.”

Our principal executive offices are located at 55 Waugh Drive, Suite 1000, Houston, Texas 77007, and our telephone number is (713) 435-1000. Our mailing address is P.O. Box 1745, Houston, Texas 77251-1745. Our Internet website is www.kirbycorp.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in or incorporated by reference into this prospectus, any prospectus supplement, or any related free writing prospectus that are not historical facts, including, but not limited to, any projections, are forward-looking statements and involve a number of risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue,” or the negative thereof, or other variations thereon or comparable terminology. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: adverse economic conditions, industry competition and other competitive factors, adverse weather conditions such as high water, low water, tropical storms, hurricanes, tsunamis, fog and ice, and tornados, marine accidents, lock delays, fuel costs, interest rates, construction of new equipment by competitors, government and environmental laws and regulations, and the timing, magnitude, and number of acquisitions made by the Company. For a more detailed discussion of factors that could cause actual results to differ from those presented in forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Forward-looking statements are based on currently available information and the Company assumes no obligation to update any such statements.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our consolidated ratio of earnings to fixed charges for each of the periods presented. For purposes of computing the following ratios, earnings consist of net income before income tax expense, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs, plus the portion of rental expense deemed to be interest.

	Nine months ended September 30, 2017	Year ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.6x	6.8x	10.2x	12.0x	9.7x	9.0x

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the debt securities will be added to our general funds and will be available for general corporate purposes, including:

•	meeting our working capital requirements;
•	funding capital expenditures and possible acquisitions of, or investments in, businesses and assets; and
•	repaying indebtedness originally incurred for general corporate purposes.

Until we use the net proceeds, we will invest them in short-term or long-term marketable securities or use them to repay short-term borrowings.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank National Association, as trustee. We have summarized certain terms and provisions of the indenture in this section. We have also filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for additional information before you buy any debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify terms that have been specifically defined in the indenture. Some of the definitions are repeated herein, but for the rest you will need to read the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement.

General

The debt securities will be our unsecured and unsubordinated obligations ranking on parity with all of our other unsecured and unsubordinated indebtedness.

The indenture does not limit the amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture, including for purposes of voting and redemptions; provided that such additional debt securities are fungible with that series of debt securities for U.S. federal income tax purposes. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities of the series;
•	any limit on the total principal amount of the debt securities of that series;
•	whether the debt securities will be issuable as registered securities, bearer securities or both;
•	whether any of the debt securities are to be issuable initially in temporary global form;
•	whether any of the debt securities are to be issuable in permanent global form;
•	the person to whom interest on the debt securities is payable, if such person is not the person in whose name the debt securities are registered;
•	the date or dates on which the debt securities will mature and our ability to extend such date or dates;
•	if the debt securities bear interest:
•	the interest rate or rates on the debt securities or the formula by which the interest rate or rates shall be determined;
•	the date or dates from which any interest will accrue;
•	any circumstances under which we may defer interest payments;
•	the record and interest payment dates for debt securities that are registered securities; and
•	whether the interest rate or interest rate formula can be reset and, if so, the date or dates on which the interest rate or interest rate formula can be reset;
•	the place or places where:
•	we can make payments on the debt securities;
•	the debt securities can be presented for registration of transfer or exchange; and
•	notice and demands can be given to us relating to the debt securities and under the indenture;
•	the date, if any, after which and the price or prices (and other applicable terms and provisions) at which we may redeem the offered debt securities pursuant to any optional or mandatory redemption provisions that would permit or require us or the holders of the debt securities to redeem the debt securities prior to their final maturity;
•	any sinking fund or analogous provisions that would obligate us to redeem the debt securities, in whole or in part, before their final maturity;
•	the denominations in which any debt securities which are registered debt securities will be issuable, if other than minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof;
•	the denominations in which any debt securities which are bearer securities will be issuable, if other than minimum denominations of $5,000;
•	the currency or currencies of payment on the debt securities;
•	any index used to determine the amount of payments on the debt securities;
•	the portion of the principal payable upon acceleration of the debt securities following an event of default, if such portion is other than the principal amount of the debt securities;
•	any events of default which will apply to the debt securities in addition to those contained in the indenture;
•	any additional covenants applicable to the debt securities and whether certain covenants can be waived;
•	whether the provisions described below under the heading “Defeasance” apply to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the indenture.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, then the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Denominations, Registration and Transfer

We may issue the debt securities as registered securities, bearer securities or both. We may issue debt securities in the form of one or more global securities, as described below under “Global Securities.” Unless we state otherwise in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Bearer securities denominated in U.S. dollars will be issued only in minimum denominations of $5,000 with coupons attached. A global security will be issued in a denomination equal to the total principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denominations of the debt securities.

You may exchange any debt securities of a series for other debt securities of that series if the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, you may, subject to the terms of the indenture, exchange bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of the series for registered securities of the same series of any authorized denominations and that have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange.

Unless we state otherwise in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest attached. Interest will not be payable on the registered security on the relevant date for payment of interest issued in exchange for the bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture.

Unless we state otherwise in the applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities.

Registered securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. If debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

We shall not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the selection of debt securities of that series to be redeemed and ending at the close of business on:
•	the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered securities; or
•	the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities; or
•	the mailing of the relevant notice of redemption, if debt securities of that series are also issuable as registered securities and there is no publication;
•	register the transfer of or exchange any registered security selected for redemption, except for the unredeemed portion of any registered security being redeemed in part; or
•	exchange any bearer security selected for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption.

Original Issue Discount Securities

Debt securities may be issued as original issue discount securities and sold at a discount below their stated principal amount. If a debt security is an original issue discount security, an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on registered securities, other than a global security, will be made at the office of the paying agent or paying agents we may designate from time to time. At our option, payment of any interest may be made (i) by check mailed to the address of the payee entitled to payment at the address listed in the security register, or (ii) by wire transfer to an account maintained by the payee as specified in the security register. Unless we state otherwise in the applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for such interest payment.

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on bearer securities will be payable, subject to applicable laws and regulations, at the offices of the paying agent or paying agents outside the United States that we may designate from time to time. At our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless we state otherwise in the applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only upon presentation and surrender of the coupon relating to that interest payment date. No payment on any bearer security will be made:

•	at any of our offices or agencies in the United States;
•	by check mailed to any address in the United States; or
•	by transfer to an account maintained in the United States.

Neither we nor our paying agents will make payment on bearer securities or coupons, or upon any other demand for payment, if you present them to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Unless we state otherwise in the applicable prospectus supplement, the principal office of the trustee in New York City will be designated as our sole paying agent for payments on debt securities that are issuable only as registered securities. We will name in the applicable prospectus supplement any paying agent outside the United States, and any other paying agent in the United States, initially designated by us for the debt securities. We may, at any time:

•	designate additional paying agents;
•	rescind the designation of any paying agent; or
•	approve a change in the office through which any paying agent acts.

If debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in each place of payment for that series in New York City for payments on any registered securities of that series;
•	a paying agent in each place of payment located outside the United States where debt securities of that series and any coupons may be presented and surrendered for payment. If the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, then we will maintain a paying agent in London, Luxembourg City or any other required city located outside the United States for debt securities of that series; and
•	a paying agent in each place of payment located outside the United States where, subject to applicable laws and regulations, registered securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served.

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will be returned to us. After that time, any holder of a debt security or any coupon may only look to us for payments on the debt security or coupon.

Global Securities

Global Securities. The debt securities may be issued initially in book-entry form and represented by one or more global securities in fully registered form without interest coupons which will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for certificated securities except in the limited circumstances described below.

All interests in the global securities will be subject to the rules and procedures of DTC.

Certain Book-Entry Procedures for the Global Securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and
•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with an interest in the global security; and
•	ownership of beneficial interests in the global securities will be shown on, and the transfer of ownership of beneficial interests in the global securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the securities represented by that global security for all purposes of the securities and the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders of the securities represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of securities under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC or for maintaining, supervising or reviewing any records of DTC relating to the securities.

Payments with respect to the principal of and interest on a global security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Securities. Individual certificates in respect of the debt securities will not be issued, except in very limited circumstances. If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the entire global security for such debt securities. If an Event of Default has occurred with respect to the debt securities and is continuing and the registrar has received a request from the depositary to issue debt securities in definitive form in exchange for all or a portion of a global security, we will do so upon such request. In addition, we may at any time choose not to have debt securities represented by a global security and will then issue debt securities in definitive form in exchange for the entire global security for such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by the global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Debt securities so issued in definitive form will be issued as registered debt securities.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the securities to be issued in certificated form.

Bearer Debt Securities

If we issue bearer securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Covenants Contained in the Indenture

Limitation on Liens

We will not, and will not permit any of our Subsidiaries to, create, assume, incur or suffer to be created, assumed or incurred, any Lien to secure any Debt upon any Principal Property, or on the capital stock of any Subsidiary owning a Principal Property, without effectively providing that the debt securities (together with, at our option, any other Indebtedness of us or any of our Subsidiaries ranking equally in right of payment with the debt securities) shall be secured equally and ratably with (or prior to) the Debt so secured for so long as such Debt is so secured. The foregoing obligation shall not apply to:

(1)	Liens for taxes, assessments or governmental charges or levies if the same shall at the time not be delinquent or thereafter may be paid without penalty, or the validity of which is being contested in good faith;
(2)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested by us or such Subsidiary in good faith;
(3)	pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, pensions or other employee benefits and other social security laws or regulations;
(4)	any attachment, judgment or other like Liens, unless the judgment it secures shall not, within 60 days after entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of such stay;

(5)	other Liens incidental to the normal course of the business of us and our Subsidiaries or the ownership of their property, including, without limitation, deposits and Liens with respect to the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case which are not securing Debt;
(6)	easements, zoning restrictions, rights of way, reservations, exceptions, minor encroachments, restrictions and similar encumbrances on real property arising in the ordinary course of business that do not secure any monetary obligation and that, in the aggregate, do not materially interfere with the ordinary conduct of business of us and our Subsidiaries taken as a whole;
(7)	licenses, leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the use of such property by us and our Subsidiaries;
(8)	customary bankers’ Liens and rights of setoff on accounts or deposits arising by operation of law or within the documentation establishing said account;
(9)	Liens created in favor of a governmental authority to secure partial, progress, advance or other contractual payments pursuant to any agreement or statute;
(10)	Liens on property or assets of us or any of our Subsidiaries securing Debt owing to us or to another Subsidiary;
(11)	Liens on property or assets securing the Debt of us or any Subsidiary as of the date of the indenture;
(12)	any Lien created to secure all or part of the purchase price, or to secure Debt (including Capital Leases) incurred or assumed to pay all or any part of the purchase price or cost of construction, of property or assets (or any improvement thereon) acquired or constructed by us or a Subsidiary after the date of the indenture, provided that (i) any such Lien shall extend solely to the item or items of such property or assets (and any improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon and proceeds thereof) or asset which is an improvement to or is acquired or constructed property or asset (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), and (ii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property or asset;
(13)	any Lien existing on property or assets of a Person immediately prior to its being consolidated with or merged into us or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property or asset acquired by us or a Subsidiary at the time such property or asset is so acquired (whether or not the Debt secured thereby shall have assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property or assets, and (ii) each such Lien shall extend solely to the item or items of property or asset so acquired (and proceeds thereof) and, if required by the terms of the instrument originally creating such Lien, other property or asset which is an improvement to or is acquired for specific use in connection with such acquired property or asset; and
(14)	any Lien renewing, extending, replacing or refunding any Lien permitted by foregoing clauses (or this clause (14) in respect of any of the foregoing), provided that (a) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal, replacement or refunding is not increased and (b) such Lien is not extended to any other property (and any improvements thereon).

Notwithstanding the restrictions in the paragraph above, we and our Subsidiaries may create, assume or incur, or suffer to be created, assumed or incurred, Liens that would otherwise require us to secure the debt securities provided that the aggregate principal amount of the Debt secured thereby, together with the aggregate amount of Attributable Debt of Sale and Leaseback Transactions, does not at the time exceed 20% of Consolidated Net Tangible Assets.

Limitation on Sale-Leaseback Transactions

We will not, and we will not permit any Subsidiary owning a Principal Property to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1)	such transaction involves a lease for not more than three years (or which may be terminated by us or any Subsidiary within a period of not more than three years);
(2)	such transaction involves leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement or the commencement of commercial operation of the property;
(3)	such transaction is with us or another Subsidiary; or
(4)	the net proceeds of the sale of the property to be leased are at least equal to such property’s fair market value, as determined by our board of directors in good faith, and such net proceeds are applied within 365 days of the effective date of the Sale and Leaseback Transaction, or we enter into a definitive agreement within such 365-day period to apply such net proceeds, to (a) the purchase, construction, development or acquisition of properties or assets, (b) the redemption, repayment or other retirement for value of the debt securities or any Debt of the Company that ranks equally in right of payment with the debt securities and has a remaining term of at least one year or any Debt of one or more Subsidiaries that has a remaining term of at least one year or (c) any combination of the applications referred to in clauses (a) and (b).

Notwithstanding the restrictions in the paragraph above, we and our Subsidiaries will be permitted to enter into Sale and Leaseback Transactions that would otherwise be subject to such restrictions if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Leaseback Transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate principal amount of all outstanding Debt secured by Liens permitted by the second full paragraph in the subsection above titled “—Limitations on Liens”, does not at the time exceed 20% of Consolidated Net Tangible Assets.

Certain Definitions

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any time of determination, the lesser of

(a) the present value at that time of the obligation of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water and utility rates and similar charges and contingent rents (such as those based on sales or monetary inflation). Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; and

(b) if the obligation with respect to the Sale and Leaseback Transaction constitutes an obligation that is required to be accounted for as a Capital Lease, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee.

“Capital Lease” means, as to any Person, any lease or rental agreement in respect of which such Person’s obligations as lessee under such lease or rental agreement, constitute obligations which shall have been or should be, in accordance with GAAP, capitalized on the balance sheet of such Person.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets after deducting therefrom:

(i)	all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

(ii)	unamortized debt discount and expense, goodwill, trademarks, trade names, patents and other intangible assets, all as shown on our most recent quarterly consolidated balance sheet and computed in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, the total shareholder’s equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Subsidiary” means, as of any date, any Subsidiary of the Company that, in accordance with GAAP, would be included in the consolidated financial statements of the Company prepared as of such date.

“Current Liabilities” means, as of any date, all liabilities (including, without limitation, accounts payable incurred for services rendered and property purchased in the ordinary course of business) which would be reflected as current liabilities on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP consistently applied, but excluding current maturities of Funded Debt of the Company and its Consolidated Subsidiaries as of such date.

“Debt” of any Person shall mean, without duplication: (a) any obligation of such Person for borrowed money; (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments; (c) any reimbursement obligations of such Person in respect of drawings under a letter of credit or similar instrument; and (d) any indebtedness or obligations of others of the type described in clauses (a) through (c) that is guaranteed by such Person or secured by a Lien on any property or asset of such Person. The amount of Debt of any Person for the purposes of clause (d) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Debt and (y) so long as such Debt is non-recourse to such Person, the fair market value of the relevant property or asset as determined by such Person in good faith.

“Derivative Obligations” means, with respect to any Person, payment obligations with respect to foreign exchange transactions and interest rate, currency and commodity swaps, caps, floors, collars, forward sale contracts, other similar obligations and combinations of the foregoing (collectively, “swaps”).

“Funded Debt” means, as of any date, the sum of the following, without duplication: (a) all Debt of the Company and its Consolidated Subsidiaries on a consolidated basis as of such date, less (b) to the extent included in the amount described in clause (a), the sum of the following (without duplication): (i) all Current Liabilities (other than Current Liabilities that represent Debt for borrowed money or Capital Leases) on a consolidated basis as of such date, (ii) any Debt of any Consolidated Subsidiary in excess of the Company's proportionate share thereof (based on its direct or indirect equity interest therein), (iii) all other deferred long term liabilities that do not represent Debt for borrowed money or Capital Leases, including deferred compensation, deferred revenue and other deferred items classified as other liabilities of the Company and its Consolidated Subsidiaries on a consolidated basis as of such date, and (iv) all Derivative Obligations of the Company and its Consolidated Subsidiaries as of such date; plus (c) to the extent not otherwise included in the amount described in clause (a), the sum of the following (without duplication): (i) all Debt of the Company and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement, (ii) the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capital Leases of the Company and its Consolidated Subsidiaries, and (iii) all obligations of the Company and its Consolidated Subsidiaries under Guaranties of Debt.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Guaranties” means, as to any Person, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or (ii) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such Debt, (c) to lease property or to purchase securities (as defined in section 2(1) of the Securities Act of 1933, as amended) or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of the Debt or (d) otherwise to assure the owner of the Debt of the primary obligor against loss in respect thereof.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such property or asset.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of us or any of our Subsidiaries, whether owned on or acquired after the date of the indenture, unless, in the opinion of our board of directors, such plant or facility or other asset is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a net book value in excess of 0.1% of Consolidated Net Worth as of the date of our most recent quarterly consolidated balance sheet.

“Sale and Leaseback Transaction” means an arrangement relating to Principal Property owned by us or a Subsidiary on the date of the indenture or thereafter acquired by us or a Subsidiary whereby we or a Subsidiary transfers such property to a Person and we or a Subsidiary leases it from such Person.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

Restrictions on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted so long as:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes responsibility for the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after giving effect to the transaction, no default under the indenture exists;
•	where the resulting or acquiring entity is not a corporation, a co-obligor of the debt securities is a corporation; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all obligations and covenants under the indenture and under the debt securities and coupons.

Reports and Other Information

So long as any debt securities are outstanding, the Company will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act within 15 days after the date such information, documents or other reports were filed with the SEC. If the Company is not required to file information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that if more than 50% of the Company’s voting stock is owned, directly or indirectly, by any Person that is (1) required to file such information, documents and reports under Sections 13 and 15(d) of the Exchange Act and (2) a guarantor of the debt securities, the Company may satisfy this requirement by furnishing to the trustee copies of the information, documents and reports that such Person is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act within 15 days after such Person is required to file the same with the SEC; provided further, however, that if the Company elects to comply with the foregoing proviso and such Person thereafter is no longer required to file such information, documents and reports with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act, then the Company shall be permitted to continue to rely on the foregoing proviso for so long as such Person files with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

The Company will be deemed to have furnished such reports, information and documents to the trustee if the Company has filed such reports, information and documents with the SEC via the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) filing system (or any successor system) or has made available such reports, information and documents on its website.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice or any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under the indenture (as to which the Trustee is entitled to rely exclusively on officer's certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company's compliance with this covenant or to determine whether such reports, information or documents have been posted on any website or filed with the SEC (via EDGAR or otherwise).

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of a majority of the total principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting together as a class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of, or rate of interest on, any debt security or any change in the interest rate or method of calculating the interest rate applicable to any debt security;
•	a reduction in the premium payable upon redemption of any debt security;
•	a reduction in the amount of principal of an original issue discount debt security due and payable upon acceleration of the maturity of such debt security;
•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities of any series required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series of debt securities may waive compliance by us with certain restrictive provisions of the indenture, on behalf of all holders of all series of debt securities to which such restrictive provision applies.

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of such series of debt securities, waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or
•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

“Event of Default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;
•	failure to pay the principal of, or any premium on, any debt security of that series when due;
•	failure to deposit any sinking fund payment on debt securities of that series when due;
•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•	an event of default under the terms of any mortgage, agreement or other instrument under which we or any of our Subsidiaries has outstanding any indebtedness for money borrowed in excess of the greater of 5% of the Company’s Funded Debt as of such date and $100,000,000 in the aggregate, (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise after any applicable grace period, and, in each case of (i) or (ii), such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;
•	a final judgment or judgments for the payment of the greater of 5% of the Company’s Funded Debt as of such date and $100,000,000 (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
•	certain events in bankruptcy, insolvency or reorganization; or
•	any other Event of Default that may be specified for the debt securities of that series when that series is created.

If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately, except that, if the Event of Default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of the series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an Event of Default occurs and continues.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, no defaults exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default under the indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of an Event of Default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing Event of Default with respect to the debt securities of that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to begin such proceeding;
•	the holder has offered to the trustee indemnification satisfactory to the trustee;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment.

Defeasance

The indenture includes provisions allowing defeasance of the debt securities of any series. In order to defease a series of debt securities, we would deposit with the trustee money or U.S. Government Obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to a series of debt securities, we may elect either:

•	to be discharged from all of our obligations on that series of debt securities, except for our obligations to register transfers and exchanges; to replace temporary or mutilated, destroyed, lost or stolen debt securities; to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or
•	to be released from our restrictions described above relating to mergers and sales of assets, liens and sale and leaseback transactions.

To establish the trust, we must deliver to the trustee an opinion of our counsel that the holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred.

The term “U.S. Government Obligations” means direct obligations of the United States of America backed by the full faith and credit of the United States.

Satisfaction and Discharge

We may be discharged from our obligations under the indenture when all of the debt securities not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. Government Obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

Notices

Unless we state otherwise in the applicable prospectus supplement, we will give notices to holders of bearer securities by publication in a daily newspaper in the English language of general circulation in New York City. We will give notices by mail to holders of registered securities at the addresses listed in the security register.

Persons Deemed Owners

Title to any bearer securities and any coupons issued with any bearer securities will pass by delivery. We and the trustee, and any of our or the trustee’s agents, may treat the bearer of any bearer security, the bearer of any coupon and the registered owner of any registered security as the owner of the security or coupon, whether or not the debt security or coupon shall be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

Replacement of Securities and Coupons

We will replace any mutilated security, or a mutilated coupon issued with a security, at the holder’s expense upon surrender of the security to the trustee. We will replace destroyed, lost or stolen securities or coupons at the holder’s expense upon delivery to the trustee of evidence of the destruction, loss or theft satisfactory to us and the trustee. If any coupon becomes destroyed, stolen or lost, we will replace it by issuing a new security in exchange for the security with which the coupon was issued. In the case of a destroyed, lost or stolen security or coupon, an indemnity satisfactory to each of the trustee and us will be required at the holder’s expense before we will issue a replacement security.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock or common stock at the option of the holders or exchangeable for preferred stock or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

Information Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. U.S. Bank National Association also serves as trustee for certain of our other senior unsecured debt obligations.

PLAN OF DISTRIBUTION

We may sell debt securities to or through underwriters, agents or broker-dealers or directly to purchasers.

Underwriters, dealers and agents that participate in the distribution of the debt securities offered under this prospectus may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts and commissions, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the debt securities may be listed.

The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the debt securities offered by this prospectus, they will be new securities without an established trading market. If we sell a series of debt securities offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that series of debt securities, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters with respect to United States and New York law will be passed upon for us by Mayer Brown LLP. Legal matters with respect to Nevada law will be passed upon for us by Fennemore Craig, P.C. Any underwriters or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Kirby Corporation and consolidated subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is considered part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the debt securities covered by this prospectus (excluding any information furnished but not filed pursuant to Items 2.02 and 7.01 of any Current Report on Form 8-K or corresponding information furnished under Item 9.01 of any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement filed with the SEC on March 3, 2017;
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2017, August 7, 2017 and November 8, 2017; and
•	our Current Reports on Form 8-K filed with the SEC on April 27, 2017, June 15, 2017, June 28, 2017, August 14, 2017, August 17, 2017, and September 14, 2017.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the information incorporated by reference herein but not delivered with this prospectus. Requests for such copies should be directed to:

Kirby Corporation
55 Waugh Drive, Suite 1000
Houston, Texas 77007
(713) 435-1000

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. You may read and copy the reports, proxy statements, and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Our Internet site is www.kirbycorp.com. Information contained on our Internet site is not a part of this prospectus.

This prospectus provides you with a general description of our debt securities. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement. This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$	*
Legal services		**
Accounting services		**
Charges of Trustee		**
Rating agency fees		**
Printing		**
Miscellaneous		**
Total	$	**
*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
**	These fees are calculated based on the number and nature of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers

Section 78.7502(1) of the NGCL provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person: (a) is not liable pursuant to NGCL § 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.138 of the NGCL provides a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

Section 78.7502(2) of the NGCL further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NGCL § 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue, or matter therein, NGCL § 78.7502(3) provides that the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751 of the NGCL requires that the determination that discretionary indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent counsel in a written opinion, or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent counsel in a written opinion.

Section 78.752 of the NGCL allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. No financial arrangement made pursuant to NGCL § 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The Company’s articles of incorporation, the Company’s bylaws, and indemnification agreements between the Company and certain of its officers and directors, collectively, provide for the indemnification of current and former officers and directors of the Company and its subsidiaries to the fullest extent permitted by Nevada law. In addition, the Company’s articles of incorporation provide that its directors and officers will not be individually liable for breach of fiduciary duty as a director or officer involving any act or omission, unless the acts or omissions involve intentional misconduct, fraud, or a knowing violation of law or the payments of dividends in violation of Nevada law.

The Company also maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

Item 16.	Exhibits

The exhibits listed on the Exhibit Index are filed as part of this registration statement.

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
4.2	Form of Debt Securities*
5.1	Opinion of Mayer Brown LLP
5.2	Opinion of Fennemore Craig, P.C.
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.3	Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)
24.1	Powers of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee
*	To be filed as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
4.2	Form of Debt Securities*
5.1	Opinion of Mayer Brown LLP
5.2	Opinion of Fennemore Craig, P.C.
12.1	Calculation of Ratio of Earnings to Fixed Charges
23.1	Consent of KPMG LLP
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.3	Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)
24.1	Powers of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee
*	To be filed as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 5, 2018.

KIRBY CORPORATION

By:	/s/ David W. Grzebinski
David W. Grzebinski
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Kirby Corporation hereby severally constitute and appoint Joseph H. Pyne and David W. Grzebinski, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kirby Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph H. Pyne	Chairman of the Board	February 5, 2018
Joseph H. Pyne

/s/ David W. Grzebinski	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	February 5, 2018
David W. Grzebinski

/s/ Ronald A. Dragg	Vice President, Controller and Assistant Secretary (Principal Accounting Officer)	February 5, 2018
Ronald A. Dragg

/s/ Anne-Marie N. Ainsworth	Director	February 5, 2018
Anne-Marie N. Ainsworth

/s/ Richard J. Alario	Director	February 5, 2018
Richard J. Alario

/s/ Barry E. Davis	Director	February 5, 2018
Barry E. Davis

/s/ C. Sean Day	Director	February 5, 2018
C. Sean Day

	Director	February 5, 2018
Monte J. Miller

	Director	February 5, 2018
Richard R. Stewart

/s/ William M. Waterman	Director	February 5, 2018
William M. Waterman